Exhibit 10.34

EXCLUSIVE PURCHASE OPTION AGREEMENT

among

Column A

(“Grantor”)

and

SHANGHAI RAMPAGE SHOPPING CO., LTD.

(“Rampage Shopping”)

and

RAMPAGE TRADING (SHANGHAI) CO., LTD.

(“Grantee”)

Dated Column B

This EXCLUSIVE PURCHASE OPTION AGREEMENT (the “Agreement”) is executed on Column B in                     , the People’s Republic of China (“China”) by the following Parties:

(1)	Column A (the “Grantor”), a citizen of China with Chinese Identification No. Column C whose address is Column D;

(2)	SHANGHAI RAMPAGE SHOPPING CO., LTD. (“Rampage Shopping”), a domestic limited liability company organized and existing under the laws of China having its registered address at Room 2084, C, Building 7, No.2 Guanshan Road, Chenqiao Town, Chongming County, Shanghai, China; and

(3)	RAMPAGE TRADING (SHANGHAI) CO., LTD. (the “Grantee”), a foreign invested enterprise organized and existing under the laws of China having its registered address at Room 2098, C, Building 3, No.8 Xiushan Road, Chongming County, (Chongming Industrial Zone) , Shanghai, China.

The Grantor, Rampage Shopping, and the Grantee are each hereinafter referred to individually as a “Party,” and collectively as “Parties.”

RECITALS

Rampage Shopping is a company with a duly approved business scope of clothing, office supplies, computers, furniture, merchandise sales, delivery service (letter or items like letter excluded), design, production of various types of advertisements, advertising via its own media in China (the “Business”). The Grantor holds Column E of the equity interests of Rampage Shopping (the “Shares”).

The Grantor borrowed a total amount of Column F (the “Loan”) from the Grantee on Column B (the “Loan Date”).

The Grantor has agreed to enter into a Loan Agreement and an Equity Pledge Agreement concurrently herewith pursuant to which the Grantor shall pledge his rights, title and interest in the Shares to the Grantee.

The Grantor has further agreed to grant the Grantee an exclusive option to purchase the Shares (the “Purchase Option”) pursuant to the terms and condition set forth in this Agreement.

Therefore, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Business” shall have the meaning set forth in Recital.

“CIETAC” shall mean the China International Economic and Trade Arbitration Commission.

“China” shall mean the People’s Republic of China.

“Designee” shall have the meaning set forth in Section 2.1.

“Encumbrance” means any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, mortgage, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal or first offer, or any comparable interest or, of any nature whatsoever.

“Equity Pledge Agreement” shall mean the Equity Pledge Agreement entered among the Grantor, the Grantee and Rampage Shopping as of the same date of the execution of this Agreement, pursuant to which the Grantor has agreed to pledge his Shares in Rampage Shopping to the Grantee as collateral for the repayments of certain loan and the payment of other payables due to the Grantee.

“Equity Transfer Agreement” shall have the meaning set forth in Section 4.2.

“Exercise Notice” shall have the meaning set forth in Section 4.1.

“Government Licenses” shall mean all licenses, permits, approvals, permissions, consents, waivers or registrations required or issued by a government authority of China.

“Loan” shall have the meaning set forth in the Recitals.

“Power of Attorney” shall have the meaning set forth in Section 4.2.

“Purchase Option” shall have the meaning set forth in the Recitals.

“RMB” shall mean Renminbi, the official currency of China.

“Shares” shall have the meaning as set forth in the Recital of this Agreement.

“Shareholders Resolution” shall have the meaning set forth in Section 4.2.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the sections and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other Agreement or document include any amendments, notations, or supplements to the Agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa;

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of Persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

THE OPTION

2.1 Immediately upon the written request of the Grantee, which may be made at any time, the Grantor hereby irrevocably agrees to sell to the Grantee, any Person designated by the Grantee or any person to which the Grantee assigns its rights under this Agreement (the “Designee”) the Shares.

2.2 Subject to Section 2.1 above, no Person or entity other than the Grantee is entitled to any right or option to purchase Grantors’ equity interests in Rampage Shopping or to maintain any other present or future rights in the Shares.

2.3 Rampage Shopping hereby acknowledges, accepts, and approves the grant of this Purchase Option to the Grantee.

ARTICLE III.

CONSIDERATION

3.1 In the event the Grantee exercises the Purchase Option to purchase the Shares, the outstanding principal of the Loan at the time of such exercise shall constitute the purchase price of the Shares. In the event that the outstanding principal is zero at the time of exercise, the purchase price of the Shares shall be US$100.

ARTICLE IV.

EXERCISE OF THE OPTION

4.1 Notice of Intent to Exercise Purchase Option. The Grantee may exercise the Purchase Option by delivering written notice to the Grantor (the “Exercise Notice”) at any time after the date hereof.

4.2 Transfer of Interests. The Grantor shall transfer the title of the Shares to the Grantee pursuant to the instructions provided in the Exercise Notice within five (5) business days after the Grantee’s delivery of the Exercise Notice. The Grantor shall cause the Grantee to become the sole registered owner of the Shares free from any lien or Encumbrance of any kind and shall facilitate transfer of title to the Shares to the Grantee or the Designees by performing the following:

(a) The Grantor, as the shareholder of Rampage Shopping, shall execute, and shall cause other shareholders of Rampage Shopping to execute, on the date of this Agreement a shareholders resolution (the “Shareholders Resolution”) approving the transfer of title in the Shares from the Grantor to the Grantee. The Shareholders Resolution shall (i) be signed in the form attached to Schedule 1 hereto, (ii) include seven (7) counterparts.

(b) The Grantor, as the shareholder of Rampage Shopping, shall execute, and shall cause other shareholders of Rampage Shopping to execute, an equity transfer agreement (the “Equity Transfer Agreement”) on the date of this Agreement. The Equity Transfer Agreement shall (i) be signed in the form attached to Schedule 2 hereto, (ii) include seven (7) counterparts.

(c) The Grantor, as the shareholder of Rampage Shopping, shall execute a power of attorney (the “Power of Attorney”) on the date of this Agreement to grant the Grantee, among other things, the right to date and fill out the above Shareholders Resolution and Equity Transfer Agreement, and to keep such documents in the Grantee’s custody.

(d) The Grantor, as the shareholder of Rampage Shopping, shall also execute a consent (the “Consent”) on the date of this Agreement to give his consent to, and waive his right of first refusal in respect of, the transfer by any other shareholder of Rampage Shopping of his equity interest in Rampage Shopping to the Grantee or the Designees.

(e) The Parties shall execute all other necessary agreements or documents; obtain all necessary government licenses and permits; and take all other actions necessary to transfer valid ownership of the Purchased Shares to the Grantee or the Designees.

(f) In the event that this Agreement or any of its Schedules is invalidated in part or in whole by any law or regulation of China, the Parties shall execute such other valid resolutions, agreements, or documents necessary to achieve the same legal and economic effects of this Agreement.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

5.1 Acknowledgement of Reliance. The Grantor hereby acknowledges that the Grantee has entered into this Agreement in full reliance upon the representations and warranties made under this Section 5.

5.2 Representations and Warranties. The Grantor represents and warrants to the Grantee as follows:

(a) The Grantor has the legal capacity to execute and perform this Agreement. Grantor has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

(b) This Agreement constitutes the Grantor’s legal, valid, and binding obligations enforceable in accordance with its terms;

(c) The Grantor is not currently engaged in any disputes, litigation, arbitrations, administrative proceedings, or any other legal proceeding; nor is the Grantor subject to any potential disputes, litigation, arbitration, administrative proceedings, or any other legal proceeding;

(d) The Grantor has not pledged, assigned, or otherwise transferred to any third party any of his Interests except for the pledge of the Interests to the Grantee under the Equity Pledge Agreement and the exclusive purchase rights granted to the Grantee under this Agreement, both of which are executed between the Grantor and the Grantee on the even date herewith;

(e) The Grantor is the sole legal, registered, and beneficial owner of the Interests;

(f) The Grantor has good and marketable title to the Interests subject to no lien or other security interest, other than the pledge of the Interests to the Grantee under the Equity Pledge Agreement and the exclusive purchase rights granted to the Grantee under this Agreement; and

(g) The Interests in Rampage Shopping held by the Grantor are fully-paid, and not in bearer form.

5.3 Repetition. The representations and warranties set out in Section 5.2 of this Agreement shall continue after the execution of this Agreement, and shall be deemed to be true and effective throughout the Term of this Agreement.

ARTICLE VI.

AFFIRMATIVE COVENANTS

6.1 During the Term of this Agreement, the Grantor irrevocably covenants to the following:

(a) The Grantor shall abide by the provisions of this Agreement, and refrain from any action or omission that may affect the viability or enforceability of this Agreement;

(b) The Grantor shall notify the Grantee immediately of any litigation, arbitration, or administrative proceedings concerning Rampage Shopping or the equity interest in Rampage Shopping;

(c) The Grantor shall execute all necessary or appropriate documents, file all necessary or appropriate complaints, raise (or, at the request of the Grantee, authorize the Grantee or the Designees) all necessary and appropriate defenses against all claims, and take all other appropriate actions necessary to maintain the Grantor’s ownership of the equity interest in Rampage Shopping, except for the enforcement of this Agreement or the Equity Pledge Agreement; and

(d) The Grantor shall promptly notify the Grantee of any event that may impact the Grantee’s rights to any portion of the Shares or any of Grantor’s guarantees or obligations hereunder.

ARTICLE VII.

NEGATIVE COVENANTS

7.1 The Grantor irrevocably covenants that as long as he is a shareholder of Rampage Shopping, during the Term of this Agreement, he shall not:

(a) sell, contract to sell, transfer, mortgage, or dispose, directly or indirectly, in any manner any of the Shares, or allow any placement thereon as a security interest, except to Grantee or Grantee’s Designee in accordance with the Equity Pledge Agreement or this Agreement;

(b) cause the shareholders meeting or the board of directors of Rampage Shopping to approve the sale, transfer, mortgage or disposition in any manner any of the Shares, or allow the placement thereon of any security interest, except to Grantee or Grantee’s Designee in accordance with the Equity Pledge Agreement or this Agreement; or

(c) cause Rampage Shopping to supplement, change, or amend its articles of association in any manner, increase or decreases its registered capital, or change its share capital structure in any manner without the prior written consent of the Grantee.

7.2 The Grantor agrees that the rights acquired by the Grantee in accordance with this Agreement shall not be interrupted or harmed by the Grantor or any of his heirs or representatives through any legal proceedings.

ARTICLE VIII.

NOTICES

8.1 Each notice under this Agreement shall be in written English or Chinese, and delivered by telex, fax, or letter. Each notice, communication, or other document to be delivered to any Party to this Agreement shall be delivered to the Party’s address or fax number as set out below:

To Grantor:

Address: Column D

Tel: (86 21) 64950500 ext Column G

Fax: (86 21) 6490508

Attention: Column A

To Rampage Shopping:

Address: Room 2084, C, Building 7, No.2 Guanshan Road,

Chenqiao Town, Chongming County, Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: Zhang Bang

To the Grantee:

Address: Room 2098, C, Building 3, No.8 Xiushan Road,

Chongming County, (Chongming Industrial Zone),

Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: Zhang Bang

ARTICLE IX.

ASSIGNMENTS AND TRANSFERS

9.1 The Grantor shall not assign or delegate its rights and obligations under this Agreement without the Grantee’s prior written consent.

9.2 The Grantee may assign any or all of its rights and obligations under this Agreement. Any such assign shall have all of the Grantee’s rights and obligations under this Agreement as if it were the original party to this Agreement. If the Grantee assigns its rights and obligations under this Agreement, the Grantor shall execute promptly all agreements or other documents necessary to perfect such assignment upon the Grantee’s request.

9.3 This Agreement shall be binding upon the Grantor and his successors and any assigns permitted by the Grantee, and it shall be enforceable by the Grantee and each of its successors and assigns.

9.4 In the event that the Grantee is restructured for any reason, the Grantor shall execute a new agreement with the newly restructured the Grantee on the same terms and conditions as this Agreement at the request of the Grantee.

ARTICLE X.

CONFIDENTIALITY

10.1 Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such party by another party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such persons are subject to confidentiality obligations, (ii) on a need-to-know basis, to its affiliates, and their employees, officers and directors provided such persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws or as appropriate to ensure that all Government Licenses of Rampage Shopping continue in effect and are not in danger of being suspended, terminated or not renewed, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

10.2 This Section 10 shall survive for a period of two years following the termination of this Agreement.

ARTICLE XI.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

11.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of China.

11.2 Settlement of Disputes. In the event that a dispute arises in connection with this Agreement, and the Parties cannot resolve the dispute through good faith discussions, either Party shall submit the dispute to arbitration before the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration as administered by the CIETAC at the time. There shall be a single arbitrator. If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any Party hereto, CIETAC shall appoint an arbitrator. Arbitration proceedings shall be in English and shall take place in Shanghai, China. The arbitration decision shall be final and binding upon the Parties.

ARTICLE XII.

AMENDMENTS AND WAIVER

12.1 Amendments. This Agreement may not be amended or modified except in writing by the Grantee.

12.2 No Implied Waivers. The Grantee may exercise its rights under this Agreement as often as necessary to protect its interests, and such rights are in addition to any rights applicable to the Grantee under law. Any rights of the Grantee shall only be waived in writing by the Grantee, and any delay by the Grantee in the exercise of any of its right shall not constitute a waiver of such right.

ARTICLE XIII.

MISCELLANEOUS

13.1 Further Assurance. The Grantor agrees to execute and deliver such further documents and do such other acts and things as the Grantee may reasonably request in order to fulfill the obligations of the Grantor under this Agreement and protect the Grantee’s interests.

13.2 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties hereto in relation to the Purchase Option and supersedes all previous proposals, agreements, or other written or oral communications. All Schedules referred to herein are incorporated in this Agreement by reference and constitute an integral part of this Agreement.

13.3 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by the Grantee at its sole discretion.

13.4 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

13.5 Languages. This Agreement shall be written in English and Chinese. Each Party shall have one equally valid copy of the Agreement in each language. Both languages shall be equally effective. In case of any discrepancies between the two languages, the English version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

Column A

By:	/s/ Column A

SHANGHAI RAMPAGE SHOPPING CO., LTD.

[seal: Shanghai Rampage Shopping Co., Ltd.]

RAMPAGE TRADING (SHANGHAI) CO., LTD.

[seal: Rampage Trading (Shanghai) Co., Ltd.]

Schedule 1

SHANGHAI RAMPAGE SHOPPING CO., LTD.

RESOLUTION OF SHAREHOLDERS’ MEETING

The undersigned being all of the shareholders of SHANGHAI RAMPAGE SHOPPING Co., Ltd., a limited liability company duly incorporated and organized under the laws of the People’s Republic of China (hereinafter the “Company”), pursuant to the authority granted under the Articles of Association of the Company, do hereby unanimously agree to adopt the following resolutions:

RESOLVED, that the amended Articles of Association dated                      substantially in the form attached hereto as Exhibit A is hereby adopted as the Company’s amended Articles of Association;

FURTHER RESOLVED, that the Company is hereby authorized and empowered to approve the equity transfer under the Equity Transfer Agreement between the Company,                      and                      dated                     ; and

FURTHER RESOLVED, that                      is hereby authorized and empowered to execute all documents required for government approval of the Equity Transfer Agreement and Articles of Association approved herein on behalf of the Company. In addition, he/she is further authorized to do any further things of any nature whatsoever that she in her sole and unlimited discretion deems necessary or proper to effect and carrying-out the intent and purposes of the resolutions adopted herein.

IN WITNESS THEREOF, the undersigned have executed the foregoing consent as of                     .

Zhang Bang

Liu Guisheng

Xu Yi

Schedule 2

Column A

as the Vendor

and

as the Purchaser

and

SHANGHAI RAMPAGE SHOPPING Co., Ltd.

as the Company

EQUITY TRANSFER AGREEMENT

Date:

EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT (this “Agreement”) is made and entered into on                      by and between the following parties:

1.	Column A, a citizen of the People’s Republic of China with Identification Card Number Column C and address Column D (the “Vendor”); and

2.	(the “Purchaser”); and

3.	SHANGHAI RAMPAGE SHOPPING Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China with its registered address at Unit 203, No. 68, Xiu Shan Road, Chong Ming Industrial Park, Shanghai, China (the “Company”).

The Vendor, Purchaser, and the Company are each hereinafter referred to individually as a “party” and collectively as “parties”.

RECITALS

(A).	The Company engages in commodities sales in the People’s Republic of China.

(B).	The Vendor is the legal and beneficial owner of Column E of the equity interests of the Company (the “Equity Interests”). The Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Equity Interests according to the terms and conditions contained in this Agreement.

Therefore, the parties agree as follows:

1.	Transfer of Equity Interests

Vendor hereby agrees to sell to Purchaser all right, title, and interest in and to all of the Equity Interests held by Vendor, free and clear of all encumbrances.

2.	Purchase Price

Purchaser shall pay to Vendor or its representative a purchase price for the Equity Interests in the amount of RMB                      (the “Purchase Price”).

3.	Notifications and Consents

Vendor hereby acknowledges that he has satisfied all Company investor notification requirements in a timely manner and has obtained the consents from such investors, as required under the PRC law, the Company’s Articles of Association, and any agreement governing the relationships between the Vendor and investors (if any) in relation to the Company.

4.	Conditions Precedent to the Transfer

The closing of the transfer (“Closing”) is subject to the following conditions precedent:

(a)	approval of the equity transfer effected by this Agreement by State Administration for Industry and Commerce (“SAIC”) or its local counterpart in Shanghai;

(b)	if required by applicable laws, approval of the equity transfer effected by this Agreement by Ministry of Commerce or its local counterpart in Shanghai;

(c)	registration of the change in shareholders with SAIC or its local counterpart in Shanghai; and

(d)	any other conditions that the parties may agree upon in writing.

5.	Liabilities of Breach

Each party shall incur liability to the other party and the Company for all direct or indirect damages and losses that arise from its breach of its obligations under this Agreement.

6.	Effectiveness and Termination

This Agreement is effective on the date of the Company’s registration with SAIC or its local counterpart in Shanghai of the changes in shareholders (the “Effective Date”).

7.	Governing Law

This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of China.

8.	Dispute Resolution

In the event that a dispute arises in connection with this Agreement, and the parties cannot resolve the dispute through good faith discussions, either party shall submit the dispute to arbitration before the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration as administered by the CIETAC at the time. There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any party hereto, CIETAC shall appoint an arbitrator. Arbitration proceedings shall be in English and shall take place in Shanghai, China. The arbitration decision shall be final and binding upon the parties.

9.	Languages

This Agreement shall be written in English and Chinese. Each party shall have one equally valid copy of the Agreement in each language. Both languages shall be equally effective. In case of any discrepancies between the two languages, the English version shall prevail.

10.	Miscellaneous

Vendor shall assist Purchaser in completing all transfer procedures and provide all documents necessary to perfect all transfer procedures and requirements.

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IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date set out above.

THE PURCHASER

Signature:	)

THE VENDOR

Signature:	)

Name:	Column A

SHANGHAI RAMPAGE SHOPPING Co., Ltd.

Corporate Seal:	)

Schedule 3

CONSENT

To Whom It May Concern:

I, the undersigned, Column A, a citizen of the People’s Republic of China with Chinese Identification Card No. Column C, acting in my capacity as a shareholder of SHANGHAI RAMPAGE SHOPPING Co., Ltd. (hereinafter the “Company”), hereby unconditionally give my consent, and waive the right of first refusal that I have at law and/or under the Articles of Association of the Company, in respect of the transfer of a equity interest in the Company from                      to                     .

By:	Column A

Signature

	Column A	Column B	Column C	Column D	Column E	Column F		Column G
1	Xu Yi	May 18, 2010	320504197508022518	Room 701, No. 2, Lane 925, South Zhong Shan Road (2nd), Shanghai, China	25%	RMB	500,000	8335
2	Zhang Bang	May 18, 2010	320502196804142031	Room 1408, No. 29, Shui Yin Road, Yue Xiu District, Guangzhou, China	50%	RMB	1,000,000	8330
3	Liu Guisheng	Sep 17, 2010	330328197802163479	Room 601, No. 6, Lane 157, Zhenhua Road, Shanghai, China	25%		Renminbi Five Hundred Thousand (RMB 500,000)	8316